Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Simulations Plus, Inc., a California corporation (the “Company”), on Form 10-Q for the quarter ended February 28, 2009, as filed with the Securities and Exchange Commission (the “Report”), Walter S. Woltosz, Chief Executive Officer of the Company and Momoko A. Beran, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant of § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his/her knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Walter S. Woltosz
Walter S. Woltosz Chief Executive Officer April 10, 2009

/s/ Momoko A. Beran
Momoko A. Beran Chief Financial Officer April 10, 2009

(A signed original of this written statement required by Section 906 has been provided to Simulations Plus, Inc. and will be retained by Simulations Plus, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.)